EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the: (i) Registration Statement (Form S-8 No. 33-87658) pertaining to the ValuJet Airlines, Inc. 1993 Incentive Stock Option Plan and the ValuJet Airlines, Inc. 1994 Stock Option Plan, (ii) Registration Statement (Form S-8 No. 33-91624) pertaining to the ValuJet Airlines, Inc. 1995 Employee Stock Purchase Plan, (iii) Registration Statement (Form S-8 No. 33-98568) pertaining to the Airways Corporation 1995 Stock Option Plan and 1995 Director Stock Option Plan, (iv) Registration Statement (Form S-3 No. 333-62863) of AirTran Holdings, Inc., (v) Registration Statement (Form S-3 No. 33-83048) of ValuJet Airlines, Inc., (vi) Registration Statement (Form S-8 No. 333-82727) pertaining to the AirTran 1996 Stock Option Plan, and (vii) Registration Statement (Form S-3 No. 333-41480) of AirTran Holdings, Inc., of our report dated January 28, 2001, except for Note 16 as to which the date is March 21, 2002, with respect to the consolidated financial statements and schedule of AirTran Holdings, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.

ERNST & YOUNG LLP

Atlanta, Georgia
March 25, 2002